EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of Psychiatric Solutions, Inc. of our report dated June 26, 2006 relating to the consolidated financial statements of Alternative Behavioral Services, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
McLean, Virginia
July 23, 2007